    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1997

                                                      REGISTRATION NO. 333-17487
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                  TENNECO INC.
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                ISSUER: 76-0515284
              (State or other jurisdiction of                                     (I.R.S. Employer
              incorporation or organization)                                    Identification No.)

                     1275 KING STREET
                  GREENWICH, CONNECTICUT                                               06831
         (Address of Principal Executive Offices)                                    (Zip Code)

                         ------------------------------
                     TENNECO PACKAGING 401(K) SAVINGS PLAN
                            (Full Title of the Plan)

                                KARL A. STEWART
                          VICE PRESIDENT AND SECRETARY
                                  TENNECO INC.
                                1275 KING STREET
                          GREENWICH, CONNECTICUT 06831
                    (Name and address of agent for service)

                           TELEPHONE: (203) 863-1000
         (Telephone number, including area code, of agent for service)

                         ------------------------------

================================================================================

                      REMOVAL OF SHARES FROM REGISTRATION

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-17487 ("Amendment") is being filed by Tenneco Inc. (formerly known as New Tenneco Inc.) (the "Registrant") for the purpose of removing from registration under the Securities Act of 1933, as amended, 64,000 shares (the "Unissued Shares") of the Registrant's Common Stock, par value $.01 per share, and the associated preferred share purchase rights attached thereto ("Common Stock"), previously registered for issuance under the Tenneco Packaging 401(k) Savings Plan ("Packaging Plan"). Effective as of August 1, 1997, the Packaging Plan merged ("Merger") with and into the Tenneco Thrift Plan for Hourly Employees ("Hourly Thrift Plan") and thus, after such date, no shares of Common Stock will be issued pursuant to the Packaging Plan.

     Accordingly, Registration Statement No. 333-17487 is hereby amended to remove from registration 64,000 shares of Common Stock of the Registrant originally covered by such Registration Statement for issuance under the Packaging Plan. This Amendment does not affect the registration of: (i) the other 464,100 shares of Common Stock registered under Registration Statement No. 333-17487 for issuance under the Hourly Thrift Plan, the Tenneco Thrift Plan ("Salaried Thrift Plan"), and the Tenneco 401(k) Savings Plan for Chippewa Falls; (ii) the 395,000 shares of Common Stock registered under Registration Statement No. 333-27281 for issuance under the Salaried Thrift Plan and the Hourly Thrift Plan; or (iii) the 64,000 shares of Common Stock registered in connection with the Merger under Registration Statement No. 333-27279 for issuance under the Hourly Thrift Plan.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 3rd day of December, 1997.

                                          TENNECO INC.

                                          By        /s/ DANA G. MEAD
                                            ------------------------------------
                                                        Dana G. Mead
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 3rd day of December, 1997.

                      SIGNATURE                                        TITLE
                      ---------                                        -----

                  /s/ DANA G. MEAD                         Principal Executive Officer
-----------------------------------------------------        and Director
                    Dana G. Mead

                /s/ ROBERT T. BLAKELY                      Principal Financial and
-----------------------------------------------------        Accounting Officer
                  Robert T. Blakely

        Mark Andrews, W. Michael Blumenthal,               Directors
        M. Kathryn Eickhoff, Peter T. Flawn,
      Henry U. Harris, Jr., Belton K. Johnson,
          John B. McCoy, Sir David Plastow,
      William L. Weiss, Clifton R. Wharton, Jr.

            By: /s/ THEODORE R. TETZLAFF
----------------------------------------------------
                Theodore R. Tetzlaff
                  Attorney-in-fact

                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Tenneco Packaging 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 3rd day of December, 1997.

                                          TENNECO PACKAGING 401(K) SAVINGS PLAN

                                          By        /s/ DANA G. MEAD

                                            ------------------------------------
                                                        Dana G. Mead
                                                  Chairman of Tenneco Inc.
                                                     Benefits Committee